As filed with the Securities and Exchange Commission on October 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atea Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-0574869
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

125 Summer Street

Boston, MA 02110

(857) 284-8891

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jean-Pierre Sommadossi, Ph.D.

President and Chief Executive Officer

Atea Pharmaceuticals, Inc.

125 Summer Street

Boston, MA 02110

(857) 284-88913

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Wesley C. Holmes Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000	Richard D. Truesdell, Jr. Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-249404

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	1,725,000	$24.00	$41,400,000	$4,517

(1)	Includes 225,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $303,600,000 on a Registration Statement on Form S-1, as amended (File No. 333-249404), which was declared effective by the Securities and Exchange Commission on October 29, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $41,400,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.001 per share (the “Common Stock”), of Atea Pharmaceuticals, Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-249404), initially filed with the SEC by the Registrant on October 9, 2020 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the SEC on October 29, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $41,400,000, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249404), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-249404) filed by the registrant on October 26, 2020)

23.1	Consent of KPMG LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registration Statement on Form S-1 (File No. 333-249404) filed by the registrant on October 9, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of October, 2020.

ATEA PHARMACEUTICALS, INC.

By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi, Ph.D.
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Sommadossi Jean-Pierre Sommadossi, Ph.D.	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	October 29, 2020

/s/ Andrea Corcoran Andrea Corcoran	Chief Financial Officer, General Counsel and Secretary (principal financial officer)	October 29, 2020

/s/ Wayne Foster Wayne Foster	Senior Vice President, Finance and Administration (principal accounting officer)	October 29, 2020

* Franklin Berger	Director	October 29, 2020

* Isaac Cheng, M.D.	Director	October 29, 2020

/s/ Barbara Duncan Barbara Duncan	Director	October 29, 2020

* Andrew Hack, M.D., Ph.D.	Director	October 29, 2020

* Bruno Lucidi	Director	October 29, 2020

* Polly A. Murphy, D.V.M., Ph.D.	Director	October 29, 2020

* Bruce Polsky, M.D.	Director	October 29, 2020

*By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi
Attorney-in-fact